Exhibit 99.1

Arc Logistics Partners http://arcxlp.com

Arc Logistics Partners LP Announces Second Quarter 2016 Results

NEW YORK, August 4, 2016 (GLOBE NEWSWIRE) -- Arc Logistics Partners LP (NYSE: ARCX) ("Arc Logistics" or the "Partnership") today reported its financial and operating results for the second quarter ended June 30, 2016.

During the second quarter of 2016, the Partnership accomplished the following:

•	Realized throughput of 162.5 thousand barrels per day (“mbpd”)
•	Reported revenues, net income and Adjusted EBITDA of $26.2 million, $6.3 million and $14.5 million, respectively
•	Invested $4.9 million of expansion capital expenditures to support existing, new and future customer initiatives
•	Generated cash flows from operating activities of $15.1 million and Distributable Cash Flow of $10.1 million
•	Declared a quarterly cash distribution of $0.44 per unit for the second quarter ended June 30, 2016

For additional information regarding the Partnership’s calculation of Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures, and a reconciliation of net income to Adjusted EBITDA and cash flows from operating activities to Distributable Cash Flow, please see below in this release and the accompanying tables.

Second Quarter 2016 Operational and Financial Results

The Partnership’s second quarter 2016 reported revenues, net income and Adjusted EBITDA of $26.2 million, $6.3 million and $14.5 million, respectively, which represents an increase over the Partnership’s second quarter 2015 reported revenues, net income and Adjusted EBITDA of $19.1 million, $2.8 million and $10.6 million, respectively. Operating income increased by $4.4 million to $6.2 million for the second quarter 2016 when compared to the second quarter 2015 operating income of $1.9 million, which increase was principally due to the following:

•	Revenues increased by $7.1 million, or 37%, to $26.2 million as compared to $19.1 million, which increase was related to (i) $3.5 million of new agreements acquired in the Pennsylvania terminals acquisition and the Pawnee terminal acquisition, (ii) $4.2 million of a full quarter of operations at the Joliet terminal and (iii) $0.7 million of additional customer activity at the Partnership’s Baltimore, Brooklyn and Toledo terminals. The increased revenue was offset by (i) $1.4 million as a result of the expiration of short-term contracts and customer non-renewals at the Partnership’s Blakeley and Portland terminals and reduced throughput activity at the Partnership’s Selma terminal and (ii) less than $0.1 million decrease in ancillary services fees as a result of reduced heating fees due to a mild winter.

•	Operating expenses increased by $1.2 million, or 17%, to $8.2 million as compared to $7.0 million, which increase was the result of higher repair and maintenance expenses, utilities, employee and contract labor expenses as a result of the Pennsylvania terminals acquisition, the Pawnee terminal acquisition and a full quarter of operations at the Joliet terminal.
•	Selling, general and administrative expenses decreased by approximately $1.1 million, or 20%, to $4.4 million as compared to $5.5 million, which was a result of a $1.6 million decrease in due diligence expenses offset by increased professional fees associated with a customer dispute and audit and tax expenses of $0.1 million, an increase in salaries and related payroll taxes and benefits due to the Partnership’s recent acquisitions of $0.1 million and an increase in expenses paid to the Partnership’s general partner of $0.2 million.
•	Depreciation expense increased by $1.1 million, or 42%, to $3.7 million as compared to $2.6 million, which increase was primarily due to the impact of the Pennsylvania terminals acquisition, the Pawnee terminal acquisition and a full quarter of operations at the Joliet terminal, the 2015 capital expenditure program at the Gulf Coast terminals for customer expansion activities and incremental maintenance. Amortization expense increased by $1.5 million, which increase was primarily due to the intangible assets purchased in the Joliet and Pawnee terminals acquisitions.

As of June 30, 2016, the Partnership's storage capacity was approximately 7.7 million barrels, which represents approximately a 1.0 million barrel, or 15%, increase when compared to the Partnership’s capacity at June 30, 2015. The increase in storage capacity is related to the Pennsylvania terminals acquisition and the Pawnee terminal acquisition.

The Partnership's throughput activity increased by 98.4 mbpd, or 154%, to 162.5 mbpd during the second quarter of 2016 compared to the second quarter of 2015. The increase was due to the Pennsylvania terminals acquisition, the Pawnee terminal acquisition, a full quarter of operations at the Joliet terminal, and increased customer activity at the Partnership’s Baltimore, Blakeley, Brooklyn, Chickasaw, Mobile, Mobile-Methanol, Norfolk, Portland and Toledo terminals offset by decreased customer activity at the Partnership’s Spartanburg and Selma terminals.

In July 2016, the Partnership declared a quarterly cash distribution of $0.44 per unit, or $1.76 per unit on an annualized basis, for the period from April 1, 2016 through June 30, 2016. The distribution will be paid on August 12, 2016 to unitholders of record on August 8, 2016.

Conference Call

Arc Logistics will hold a conference call and webcast to discuss the second quarter 2016 financial and operating results on August 4, 2016, at 5:00 p.m. Eastern. Interested parties may listen to the conference call by dialing (855) 433-0931. International callers may access the conference call by dialing (484) 756-4279. The call may also be accessed live over the internet by visiting the “Investor Relations” page of the Partnership’s website at www.arcxlp.com and will be available for replay for approximately one month.

About Arc Logistics Partners LP

Arc Logistics is a fee-based, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of complementary energy logistics assets. Arc Logistics is principally engaged in the terminalling, storage, throughput and transloading of crude oil and petroleum products. For more information, please visit www.arcxlp.com.

Forward-Looking Statements

Certain statements and information in this press release constitute “forward-looking statements.” Certain expressions including “believe,” “expect,” “intends,” or other similar expressions are intended to identify the Partnership’s current expectations, opinions, views or beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from forward-looking statements include but are not limited to: (i) adverse economic, capital markets and political conditions; (ii) changes in the market place for the Partnership’s services; (iii) changes in supply and demand of crude oil and petroleum products; (iv) actions and performance of the Partnership’s customers, vendors or competitors; (v) changes in the cost of or availability of capital; (vi) unanticipated capital expenditures in connection with the construction, repair or replacement of the Partnership’s assets; (vii) operating hazards, unforeseen weather events or matters beyond the Partnership’s control; (viii) inability to consummate acquisitions, pending or otherwise, on acceptable terms and successfully integrate acquired businesses into the Partnership’s operations; (ix) effects of existing and future laws or governmental regulations; and (x) litigation. Additional information concerning these and other factors that could cause the Partnership’s actual results to differ from projected results can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission (“SEC”), including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 11, 2016 and any updates thereto in the Partnership’s subsequent quarterly reports on Form 10-Q and current reports on Forms 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Partnership defines Adjusted EBITDA as net income before interest expense, income taxes and depreciation and amortization expense, as further adjusted for other non-cash charges and other charges that are not reflective of its ongoing operations. Adjusted EBITDA is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess (i) the performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the Partnership’s ability to make distributions; (iv) the Partnership’s ability to incur and service debt and fund capital expenditures; and (v) the Partnership’s ability to incur additional expenses. The Partnership believes that the presentation of Adjusted EBITDA provides useful information to investors in assessing its financial condition and results of operations.

The Partnership defines Distributable Cash Flow as Adjusted EBITDA less (i) cash interest expense paid; (ii) cash income taxes paid; (iii) maintenance capital expenditures paid; and (iv) equity earnings from the Partnership’s interests in Gulf LNG Holdings Group, LLC (the “LNG Interest”); plus (v) cash distributions from the LNG Interest. Distributable Cash Flow is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements may use to evaluate whether the Partnership is generating sufficient cash flow to support distributions to its unitholders as well as to measure the ability of the Partnership’s assets to generate cash sufficient to support its indebtedness and maintain its operations.

The GAAP measure most directly comparable to Adjusted EBITDA is net income and to Distributable Cash Flow is cash flows from operating activities. Neither Adjusted EBITDA nor Distributable Cash Flow should be considered an alternative to net income or cash flows from operating activities, respectively. Adjusted EBITDA and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income. You should not consider Adjusted EBITDA or Distributable Cash Flow in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. Additionally, because Adjusted EBITDA and Distributable Cash Flow may be defined differently by other companies in the Partnership’s industry, the Partnership’s definitions of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see the reconciliation of net income to Adjusted EBITDA and cash flows from operating activities to Distributable Cash Flow in the accompanying tables.

Investor Contact:
IR@arcxlp.com
www.arcxlp.com
212-993-1290

ARC LOGISTICS PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
Third-party customers	$22,619	$16,996	$45,202	$28,375
Related parties	3,625	2,114	7,108	4,292
	26,244	19,110	52,310	32,667
Expenses:
Operating expenses	8,228	7,012	16,914	13,292
Selling, general and administrative	3,103	4,399	7,026	8,697
Selling, general and administrative - affiliate	1,302	1,086	2,624	2,162
Depreciation	3,720	2,619	7,372	4,462
Amortization	3,672	2,131	7,370	3,376
Total expenses	20,025	17,247	41,306	31,989
Operating (loss) income	6,219	1,863	11,004	678
Other income (expense):
Equity earnings from unconsolidated affiliate	2,466	2,503	4,927	4,992
Other income	-	2	-	7
Interest expense	(2,386)	(1,518)	(4,753)	(2,469)
Total other income, net	80	987	174	2,530
Income before income taxes	6,299	2,850	11,178	3,208
Income taxes	24	17	51	69
Net income	6,275	2,833	11,127	3,139
Net income attributable to non-controlling interests	(1,820)	(645)	(3,555)	(645)
Net income attributable to partners' capital	4,455	2,188	7,572	2,494
Other comprehensive income (loss)	(19)	840	(915)	369
Comprehensive (loss) income attributable to partners’ capital	$4,436	$3,028	$6,657	$2,863

Earnings per limited partner unit:
Common units (basic and diluted)	$0.22	$0.20	$0.37	$0.23
Subordinated units (basic and diluted)	$0.22	$0.02	$0.36	$0.02

ARC LOGISTICS PARTNERS LP

CONSOLIDATED BALANCE SHEETS

(In thousands, except unit amounts)

(Unaudited)

	June 30,	December 31,
	2016	2015
Assets:
Current assets:
Cash and cash equivalents	$6,989	$5,870
Trade accounts receivable	9,219	8,633
Due from related parties	1,404	1,532
Inventories	397	318
Other current assets	948	1,162
Total current assets	18,957	17,515
Property, plant and equipment, net	394,597	380,671
Investment in unconsolidated affiliate	73,497	74,399
Intangible assets, net	124,906	132,121
Goodwill	39,871	39,871
Other assets	3,791	3,945
Total assets	$655,619	$648,522
Liabilities and partners' capital:
Current liabilities:
Accounts payable	$8,517	$4,085
Accrued expenses	4,884	6,857
Due to general partner	994	638
Other liabilities	2,010	3,914
Total current liabilities	16,405	15,494
Credit facility	243,313	226,063
Other non-current liabilities	21,025	21,745
Total liabilities	280,743	263,302
Commitments and contingencies
Partners' capital:
General partner interest	-	-
Limited partners' interest
Common units – (13,181,409 and 13,174,410 units issued and outstanding at June 30, 2016 and December 31, 2015, respectively)	208,658	213,281
Subordinated units – (6,081,081 units issued and outstanding at June 30, 2016 and December 31, 2015)	82,410	85,371
Non-controlling interests	83,430	85,275
Accumulated other comprehensive (loss) income	378	1,293
Total partners' capital	374,876	385,220
Total liabilities and partners' capital	$655,619	$648,522

ARC LOGISTICS PARTNERS LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended
	June 30,
	2016	2015
Cash flow from operating activities:
Net income	$11,127	$3,139
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	7,372	4,462
Amortization	7,370	3,376
Equity earnings from unconsolidated affiliate, net of distributions	(168)	(615)
Amortization of deferred financing costs	739	375
Unit-based compensation	2,296	2,842
Changes in operating assets and liabilities:
Trade accounts receivable	(398)	(2,646)
Due from related parties	127	(718)
Inventories	84	(13)
Other current assets	214	(26)
Accounts payable	1,353	469
Accrued expenses	(1,900)	544
Due to general partner	356	1,250
Other liabilities	(943)	148
Net cash provided by operating activities	27,629	12,587
Cash flows from investing activities:
Capital expenditures	(11,642)	(3,007)
Investment in unconsolidated affiliate	-	(310)
Net cash paid for acquisitions	(8,000)	(216,000)
Net cash used in investing activities	(19,642)	(219,317)
Cash flows from financing activities:
Distributions	(16,948)	(10,618)
Deferred financing costs	(583)	(2,881)
Proceeds from equity offering, net	-	72,081
Equity contribution from non-controlling interests	-	86,960
Proceeds from credit facility	17,250	65,000
Payments of earn-out liability	(683)	-
Distributions paid to non-controlling interests	(5,400)	-
Distribution equivalent rights paid on unissued units	(504)	(451)
Net cash used in financing activities	(6,868)	210,091
Net decrease in cash and cash equivalents	1,119	3,361
Cash and cash equivalents, beginning of period	5,870	6,599
Cash and cash equivalents, end of period	$6,989	$9,960

ARC LOGISTICS PARTNERS LP

RECONCILIATIONS OF ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net Income	$4,455	$2,188	$7,572	$2,494
Income taxes	24	17	51	69
Interest expense	2,386	1,518	4,753	2,469
Depreciation (a)	3,265	2,321	6,466	4,164
Amortization (a)	3,055	1,719	6,136	2,965
One-time non-recurring expenses (b)	42	1,447	601	2,732
Non-cash unit-based compensation	1,207	1,310	2,294	2,852
Non-cash deferred rent expense (c)	65	112	131	302
Adjusted EBITDA	$14,499	$10,632	$28,004	$18,047
Cash interest expense	(2,182)	(1,320)	(4,320)	(2,226)
Cash income taxes	(24)	(17)	(51)	(69)
Maintenance capital expenditures	(2,296)	(707)	(4,402)	(995)
Equity earnings from the LNG Interest	(2,466)	(2,503)	(4,927)	(4,992)
Cash distributions received from the LNG Interest	2,581	2,601	4,759	4,377
Distributable Cash Flow	$10,112	$8,686	$19,063	$14,142
Maintenance capital expenditures	2,296	707	4,402	995
Distributable cash flow attributable to non-controlling interests	2,891	1,354	5,694	1,354
Changes in operating assets and liabilities	(255)	(2,086)	(1,106)	(994)
One-time non-recurring expenses (b)	(42)	(1,447)	(601)	(2,732)
Other non-cash adjustments	105	(33)	177	(178)
Net cash provided by operating activities	$15,107	$7,181	$27,629	$12,587

___________

(a)	The depreciation and amortization have been adjusted to remove the non-controlling interest portion related to the GE EFS affiliate’s ownership interest in Joliet Holdings.

(b)	The one-time non-recurring expenses relate to amounts incurred as due diligence expenses from acquisitions and other infrequent or unusual expenses incurred.

(c)	The non-cash deferred rent expense relates to the accounting treatment for the Portland terminal lease transaction termination fees.

ARC LOGISTICS PARTNERS LP

SUPPLEMENTAL INFORMATION

(In thousands, except operating data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Selected Operating Data:
Storage capacity (bbls)	7,741,100	6,725,100	7,741,100	6,725,100
Throughput (bpd)	162,480	64,043	153,778	66,157
% Take or pay revenue	84%	84%	85%	81%

Capital Expenditures Summary:
Maintenance capital expenditures	$2,296	$707	$4,402	$995
Expansion capital expenditures	4,850	1,124	9,059	2,378
Total capital expenditures	$7,146	$1,831	$13,461	$3,373